Exhibit 99.1

Ra Pharmaceuticals Announces Pricing of Public Offering of Common Stock

Cambridge, MA.—(BUSINESS WIRE)—February 14, 2018 — Ra Pharmaceuticals, Inc. (NASDAQ: RARX) (“Ra Pharma”) today announced the pricing of an underwritten public offering of 8,400,000 shares of its common stock at a public offering price of $6.00 per share, before underwriting discounts. Ra Pharma also granted the underwriters a 30-day option to purchase up to an additional 1,260,000 shares of common stock. The gross proceeds from the offering, before deducting underwriting discounts and estimated offering expenses, are expected to be $50.4 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares in the offering are to be sold by Ra Pharma.

Credit Suisse, Jefferies, and BMO Capital Markets are acting as joint book-running managers for the offering. SunTrust Robinson Humphrey is acting as lead manager.  The offering is expected to close on or about February 16, 2018, subject to customary closing conditions.

Ra Pharma intends to use the net proceeds from the offering, in addition to its existing cash resources, to fund its Phase 2 trial for RA101495 for gMG, other pipeline programs,  and for working capital and general corporate purposes.

The securities described are being offered by Ra Pharma pursuant to a shelf registration statement on Form S-3 (No. 333-221266), including a base prospectus. The securities were offered only by means of a prospectus. A preliminary prospectus supplement related to and describing the terms of the offering was filed with the SEC on February 14, 2018.  The final prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at www. sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from: Credit Suisse Securities (USA) LLC, Attn: Prospectus Dept., One Madison Avenue, New York, NY 10010, by telephone at 800- 221-1037 or by email at newyork.prospectus@credit-suisse.com; Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, NY 10036, telephone: (800) 414-3627, email: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ra Pharmaceuticals

Ra Pharmaceuticals is a clinical stage biopharmaceutical company focusing on the development of next-generation therapeutics for complement-mediated diseases. The Company discovers and develops peptides and small molecules to target key components of the complement cascade.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion and anticipated proceeds of the proposed offering. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering, as well as the other factors discussed in the “Risk Factors” section in Ra Pharma’s most recently filed Annual Report on Form 10-K, as well as other risks detailed in Ra Pharma’s subsequent filings with the Securities and Exchange Commission. There can be no assurance that Ra Pharma will be able to complete the proposed public offering on the anticipated terms. All information in this press release is as of the date of the release, and Ra Pharma undertakes no duty to update this information unless required by law.

Contact

Investors:

Natalie Wildenradt

Argot Partners

646.681.8192

natalie@argotpartners.com

Media:

David Rosen

Argot Partners

212-600-1902

david.rosen@argotpartners.com